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                                                                Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated August 12, 1999, included in Registration Statement File No. 333-17207. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1999, or performed any audit procedures subsequent to the date of our report.


                                       ARTHUR ANDERSEN LLP


Denver, Colorado,
  September 27, 1999.